EXHIBIT 32.2

                           SECTION 1350 CERTIFICATIONS

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Act"), and Section (32) of Item 601 of Regulation S-K promulgated under the Act, each of the undersigned officers of Westbank Corporation (the "Corporation") does hereby certify to such officer's knowledge that:

        The Annual Report on Form 10-K for the year ended December 31, 2005 of the Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: March 1, 2006                     /s/ John M. Lilly
                                        ----------------------------------------
                                        John M. Lilly
                                        Treasurer and Chief Financial Officer